Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Obalon Therapeutics, Inc. (the “Company”) for the quarter ended year ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew Rasdal the President and Chief Executive Officer, and Nooshin Hussainy, the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his and her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2021

/s/ Andrew Rasdal	/s/ Nooshin Hussainy
Andrew Rasdal	Nooshin Hussainy
President and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Obalon Therapeutics, Inc. and will be retained by Obalon Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. These certifications will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor will these certifications be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates them by reference.